8K
Exhibit 99.1
NEWS	CONTACT:	Raymond A. Cardonne, Jr.
Chief Financial Officer
about	Tel:	856-228-0077
	Fax:	856-228-5577
	Web site:	www.refacopticalgroup.com

REFAC OPTICAL GROUP SIGNS AGREEMENT TO CONTINUE OPERATING RETAIL OPTICAL DEPARTMENTS IN JCPENNEY STORES

Blackwood, New Jersey (February 5, 2007) - Refac Optical Group (AMEX: REF) today announced that one of its subsidiaries, U. S. Vision, has entered into an amendment to its agreement with J. C. Penney Corporation, Inc., to operate retail optical departments in select JCPenney department stores, including off-mall locations. The Company believes that this new agreement will increase its expansion opportunities and enhance its long-term relationship with JCPenney.

Presently, U.S. Vision operates 349 retail optical departments in JCPenney locations. JCPenney operates 1,037 stores throughout the United States and Puerto Rico. Recently, JCPenney has embarked on a store growth strategy that includes opening approximately 50 stores per year beginning in 2007, primarily in the off-mall format. U.S. Vision will be opening its first departments inside some of JCPenney’s off-mall stores this fall.

Commenting on the announcement, J. David Pierson, president and chief executive officer of Refac Optical Group, said, “This agreement is a major milestone for Refac and U.S. Vision. After a 25 year relationship, JCPenney is not only the most important brand we serve but also represents our most promising expansion opportunity.”

About Refac Optical Group
Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 515 retail locations in 47 states and Canada, consisting of 494 licensed departments, three freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 494 licensed departments, 349 are located at JCPenney stores, 62 at Sears, 25 at Macy’s department stores, 28 at Boscov’s department stores, and 30 at The Bay. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the amount of net income derived from the JCPenney relationship. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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